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                                                                   EXHIBIT 23.02



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Edify Corporation

We consent to the incorporation herein by reference of our report dated January 22, 1998, with respect to the balance sheets of Edify Corporation as of December 31, 1997, and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997 and the related schedule which report appears in the December 31, 1997 annual report on Form 10-K of Edify Corporation.



/s/ KPMG PEAT MARWICK LLP

Mountain View, California
August 6, 1998